SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                       October 15, 2003 (October 1, 2003)


                              MSTG SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)


                                     Nevada
                 (State or other jurisdiction of incorporation)


      000-27267                                           33-0972963
------------------------                       ---------------------------------
(Commission File Number)                       (IRS Employer Identification No.)


3111 North Tustin Avenue, Suite 280, Orange, California               92865
-------------------------------------------------------               ----------
(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code:    (714) 279-2980
                                                    ----------------------------

                                       N/A
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

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ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
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     The  Registrant  has  engaged  Spicer   Jeffries  LLP,   Certified   Public
Accountants,   of  Denver,  Colorado  ("Spicer  Jeffries")  as  its  independent accountant for purposes of auditing the Company's annual statement for the year ending July 31, 2003. Spicer Jeffries replaces Mendoza Berger & Company, LLP, Certified Public Accountants ("Mendoza Berger"), as its principal accountant as of October 15, 2003 for this purpose. The principal accountant's report on the financial statements of the Registrant contained no adverse opinion or a disclaimer of opinion, was neither qualified nor modified as to uncertainty, audit scope, or accounting principles. The engagement of Spicer Jeffries was approved by the Board of Directors.

     As indicated in the original filing of the Form 8-K on October 22, 2003, a letter from Mendoza Berger stating whether or not they agree with the disclosures contained in the Form 8-K had been requested and would be filed as an Amendment to Form 8-K when received. Accordingly, attached hereto, marked Exhibit "1" and incorporated by this reference as though fully set forth herein, is a true and correct copy of the October 20, 2003 response letter of Mendoza Berger regarding the disclosures contained in the original Form 8-K filed October 22, 2003.

     During the Registrant's two most recent fiscal years and any subsequent interim period preceding such registration, declination, or dismissal, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. There is nothing to report under Item 304(a)(1)(v)(A) through (D).

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:    November 14, 2003             MSTG SOLUTIONS, INC.


                                        /s/ Gil Kim
                                        ---------------------------
                                        By: Gil Kim
                                        Its: President and Director

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